FORM 10f-3     FUND:  PaineWebber Utility Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer: Univision

2.   Date of Purchase:  9/27/96

3.  Date offering commenced:  9/27/96

4.   Underwriters from whom purchased:  Donaldson

5.   "Affiliated Underwriter" managing or participating in syndicate:
        PaineWebber

6.   Aggregate principal amount of purchase: $115,000

7.   Aggregate principal amount of offering: $187,910,000

8.   Purchase price (net of fees and expenses): 23

9.   Initial public offering price: 23

10.  Commission, spread or profit:           %    $  .93

11.  Have the following conditions been satisfied?         YES      NO
a.   The securities are part of an issue
     registered under the Securities Act
     of 1933 which is being offered to the public
     or are "municipal securities" as defined in
     Section 3(a)(29) of the Securities Exchange
     Act of 1934.                                           X
b.   The securities were purchased  prior to the
     end of the end first full  business day of
     the offering  at  not more than the initial
     offering price (or, if a  rights  offering,
     the securities were  purchased  on or before
     the  fourth day preceding the  day  on which
     the offering terminated.                               X
c.   The underwriting was a firm commitment underwriting.   X
d.   The commission, spread or profit was reasonable
     and fair in relation to that being received by
     others for underwriting similar securities during
     the same period.                                       X
e.   (1)  If securities are registered under the
      Securities Act of 1933, the issuer of the
      securities and its predecessor have been in
      continuous operation for not less than three years.   X
     (2)  If securities are municipal  securities,
     the issue of securities has received an
     investment grade rating from  a nationally
     recognized statistical  rating organization or,
     if the  issuer or entity supplying the  revenues
     from which the issue  is to be paid shall have
     been in  continuous operation  for less than
     three years (including any predecessor), the issue
     has  received one of the three  highest ratings from
     at least one such rating organization.               ______    ______
f.   The amount of such securities purchased by all
     of the investment companies advised by Advisor
     did not exceed 4% of the principal amount of the
     offering or $500,000 in principal amount, whichever
     is greater, provided that in no event did such amount
     exceed 10% of the principal amount of the offering.     X
g.   The purchase price was less than 3% of the Fund's
     total assets.                                           X
h.   No Affiliated Underwriter was a direct or indirect
     participant in or beneficiary of the sale or, with
     respect to municipal securities, no purchases were
     designated as group sales or otherwise allocated
     to the account of any Affiliated Underwriter.           X

Approved:  K. Finkel     Date:  10/1/96

FORM 10f-3     FUND:  PaineWebber Utility Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Smartalk Teleservices

2.   Date of Purchase:  10/23/96

3.  Date offering commenced: 10/23/96

4.   Underwriters from whom purchased:  Salomon Brothers

5.   "Affiliated Underwriter" managing or participating in syndicate:
      PaineWebber

6.   Aggregate principal amount of purchase: $290,000

7.   Aggregate principal amount of offering: $60,900,000

8.   Purchase price (net of fees and expenses): 14.5

9.   Initial public offering price: 14.5

10.  Commission, spread or profit:           %    $  .61

11.  Have the following conditions been satisfied?         YES      NO
a.   The securities are part of an issue
     registered under the Securities Act
     of 1933 which is being offered to the public
     or are "municipal securities" as defined in
     Section 3(a)(29) of the Securities Exchange
     Act of 1934.                                           X
b.   The securities were purchased  prior to the
     end of the end first full  business day of
     the offering  at  not more than the initial
     offering price (or, if a  rights  offering,
     the securities were  purchased  on or before
     the  fourth day preceding the  day  on which
     the offering terminated.                               X
c.   The underwriting was a firm commitment underwriting.   X
d.   The commission, spread or profit was reasonable
     and fair in relation to that being received by
     others for underwriting similar securities during
     the same period.                                       X
e.   (1)  If securities are registered under the
      Securities Act of 1933, the issuer of the
      securities and its predecessor have been in
      continuous operation for not less than three years.   X
     (2)  If securities are municipal  securities,
     the issue of securities has received an
     investment grade rating from  a nationally
     recognized statistical  rating organization or,
     if the  issuer or entity supplying the  revenues
     from which the issue  is to be paid shall have
     been in  continuous operation  for less than
     three years (including any predecessor), the issue
     has  received one of the three  highest ratings from
     at least one such rating organization.               ______    ______
f.   The amount of such securities purchased by all
     of the investment companies advised by Advisor
     did not exceed 4% of the principal amount of the
     offering or $500,000 in principal amount, whichever
     is greater, provided that in no event did such amount
     exceed 10% of the principal amount of the offering.     X
g.   The purchase price was less than 3% of the Fund's
     total assets.                                           X
h.   No Affiliated Underwriter was a direct or indirect
     participant in or beneficiary of the sale or, with
     respect to municipal securities, no purchases were
     designated as group sales or otherwise allocated
     to the account of any Affiliated Underwriter.           X

Approved:  K. Finkel     Date:  10/28/96
FORM 10f-3     FUND:  PaineWebber Utility Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Compania Anoma Telvenez

2.   Date of Purchase:  11/21/96

3.  Date offering commenced: 11/21/96

4.   Underwriters from whom purchased:  Lehman Brothers

5.  "Affiliated Underwriter" managing or participating in syndicate:
     PaineWebber

6.   Aggregate principal amount of purchase: $46,000

7.   Aggregate principal amount of offering: $466,900,000

8.   Purchase price (net of fees and expenses): 23

9.   Initial public offering price: 23

10.  Commission, spread or profit:           %    $  .33

11.  Have the following conditions been satisfied?         YES      NO
a.   The securities are part of an issue
     registered under the Securities Act
     of 1933 which is being offered to the public
     or are "municipal securities" as defined in
     Section 3(a)(29) of the Securities Exchange
     Act of 1934.                                           X
b.   The securities were purchased  prior to the
     end of the end first full  business day of
     the offering  at  not more than the initial
     offering price (or, if a  rights  offering,
     the securities were  purchased  on or before
     the  fourth day preceding the  day  on which
     the offering terminated.                               X
c.   The underwriting was a firm commitment underwriting.   X
d.   The commission, spread or profit was reasonable
     and fair in relation to that being received by
     others for underwriting similar securities during
     the same period.                                       X
e.   (1)  If securities are registered under the
      Securities Act of 1933, the issuer of the
      securities and its predecessor have been in
      continuous operation for not less than three years.   X
     (2)  If securities are municipal  securities,
     the issue of securities has received an
     investment grade rating from  a nationally
     recognized statistical  rating organization or,
     if the  issuer or entity supplying the  revenues
     from which the issue  is to be paid shall have
     been in  continuous operation  for less than
     three years (including any predecessor), the issue
     has  received one of the three  highest ratings from
     at least one such rating organization.               ______    ______
f.   The amount of such securities purchased by all
     of the investment companies advised by Advisor
     did not exceed 4% of the principal amount of the
     offering or $500,000 in principal amount, whichever
     is greater, provided that in no event did such amount
     exceed 10% of the principal amount of the offering.     X
g.   The purchase price was less than 3% of the Fund's
     total assets.                                           X
h.   No Affiliated Underwriter was a direct or indirect
     participant in or beneficiary of the sale or, with
     respect to municipal securities, no purchases were
     designated as group sales or otherwise allocated
     to the account of any Affiliated Underwriter.           X


Approved:  K. Finkel     Date:  11/25/96